                                                                    Exhibit 10.2

                         OFFICER RETENTION PLAN (ORP)

                                      OF

                      COCA-COLA BOTTLING CO. CONSOLIDATED


              (as amended and restated effective January 1, 2001)

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I. REFERENCES, CONSTRUCTION AND DEFINITIONS.......................     1

     1.1.  Affiliate......................................................     1
     1.2.  Annuity Starting Date..........................................     2
     1.3.  Authorized Leave of Absence....................................     2
     1.4.  Beneficiary....................................................     2
     1.5.  Board..........................................................     2
     1.6.  Change in Control..............................................     2
     1.7.  Code...........................................................     4
     1.8.  Committee......................................................     4
     1.9.  Company........................................................     4
     1.10. Disability Retirement................................. ........     4
     1.11. Employee.......................................................     4
     1.12. ERISA..........................................................     4
     1.13. Executive Committee............................................     4
     1.14. Normal Form of Benefit.........................................     4
     1.15. Normal Retirement..............................................     4
     1.17. ORP Accrued Retirement Benefit.................................     4
     1.18. ORP Agreement..................................................     4
     1.19. Participating Company..........................................     4
     1.20. Plan...........................................................     5
     1.21. Plan Administrator.............................................     5
     1.22. Postponed Retirement...........................................     5
     1.23. Retire.........................................................     5
     1.24. Retirement.....................................................     5
     1.25. Service........................................................     5
     1.26. Severance......................................................     5
     1.27. Surviving Spouse...............................................     5
     1.28. Termination for Cause..........................................     5
     1.29. Termination of Employment......................................     5
     1.30. Total Disability...............................................     6
     1.31. Year of Plan Participation.....................................     6

ARTICLE II ELIGIBILITY AND PARTICIPATION..................................     6

     2.1.  Eligibility....................................................     6
     2.2.  Participation..................................................     6

ARTICLE III RETIREMENT BENEFIT............................................     6

     3.1.  Retirement Benefit.............................................     6
     3.2.  Reemployment...................................................     7

ARTICLE IV DEATH BENEFIT..................................................     8


     4.1.  Amount of Death Benefit Before Payment Begins...................   8
     4.2.  Amount of Death Benefit After Annuity Payments Begin............   8
     4.3.  Form of Benefit.................................................   8
     4.4.  Time of Payment.................................................   8

ARTICLE V  SEVERANCE BENEFIT...............................................   8

     5.1.  Severance Benefit...............................................   8
     5.2.  Reemployment....................................................   9

ARTICLE VI SPECIAL CIRCUMSTANCES...........................................   9

     6.1.  Change in Control...............................................   9
     6.2.  Acceleration and Enlargement of Benefits........................  11

ARTICLE VII CONDITIONS.....................................................  11

     7.1.  Suicide.........................................................  11
     7.2.  Noncompetition..................................................  11
     7.3.  Forfeiture for Cause............................................  12

ARTICLE VIII ADMINISTRATION OF THE PLAN....................................  12

     8.1.  Powers and Duties of the Committee..............................  12
     8.2.  Agents..........................................................  12
     8.3.  Reports to Board................................................  12
     8.4.  Structure of Committee..........................................  12
     8.5.  Adoption of Procedures of Committee.............................  13
     8.6.  Instructions for Payments.......................................  13
     8.7.  Claims for Benefits.............................................  13
     8.8.  Hold Harmless...................................................  13
     8.9.  Service of Process..............................................  14
     8.10. Benefit Election Procedures.....................................  14

ARTICLE IX  DESIGNATION OF BENEFICIARIES...................................  14

     9.1.  Beneficiary Designation.........................................  14
     9.2.  Failure to Designate Beneficiary................................  14

ARTICLE X  WITHDRAWAL OF PARTICIPATING COMPANY.............................  15

     10.1. Withdrawal of Participating Company.............................  15
     10.2. Effect of Withdrawal............................................  15

ARTICLE XI AMENDMENT OR TERMINATION OF THE PLAN............................  15

     11.1. Right to Amend or Terminate Plan................................  15
     11.2. Notice..........................................................  16

ARTICLE XII GENERAL PROVISIONS AND LIMITATIONS.............................  16

     12.1.  No Right to Continued Employment................................  16
     12.2.  Payment on Behalf of Payee......................................  16
     12.3.  Nonalienation...................................................  16
     12.4.  Missing Payee...................................................  17
     12.5.  Required Information............................................  17
     12.6.  No Trust or Funding Created.....................................  17
     12.7.  Binding Effect..................................................  17
     12.8.  Merger or Consolidation.........................................  17
     12.9.  Entire Plan.....................................................  18
     12.10. Withholding.....................................................  18

                         OFFICER RETENTION PLAN (ORP)
                                      OF
                      COCA-COLA BOTTLING CO. CONSOLIDATED

              (as amended and restated effective January 1, 2001)

                                   Preamble

     This Plan is designed to enhance the earnings and growth of each Participating Company. The Plan rewards selected key Employees with retirement and survivor benefits. Such benefits are intended to supplement retirement and survivor benefits from other sources. By providing such supplemental benefits, the Plan enables the Participating Company to attract superior key Employees, to encourage them to make careers with the Participating Company, and to give them additional incentive to make the Participating Company more profitable. As specified herein, the Plan is operated and administered by the Board of Directors of Coca-Cola Bottling Co. Consolidated and by its Compensation Committee, and whenever either may take any action, make any determination or refrain from taking any action or making a determination, such shall be made at the sole and absolute discretion of the Board of Directors or the Compensation Committee, as the case may be.

     The Plan became effective on January 1, 1991 and was amended and restated effective January 1, 1997 and July 1, 1998. By this Instrument, Coca-Cola Bottling Co. Consolidated is amending and restating the Plan effective January 1, 2001 to make desired changes. The Board of Directors of Coca-Cola Bottling Co. Consolidated has reserved the right to amend the Plan from time to time in whole or in part, and the Board of Directors has authorized the amendment and restatement of the Plan set forth below.

                                  ARTICLE I.
                   REFERENCES, CONSTRUCTION AND DEFINITIONS

     Unless otherwise indicated, all references to articles, sections and subsections shall be to the Plan as set forth in this document. The Plan and all rights thereunder shall be construed and enforced in accordance with ERISA and, to the extent that state law is applicable, the laws of the State of Delaware. The article titles and the captions preceding sections and subsections have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision. References to the masculine gender are for convenience of reference only and shall include the feminine gender as well. When the context so requires, the singular includes the plural. Whenever used herein and capitalized, the following terms shall have the respective meanings indicated unless the context plainly requires otherwise.

     1.1.  Affiliate. Any corporation with respect to which the Company owns
           ---------
directly or indirectly 100 percent or more of the corporation's outstanding capital stock, and any other entity with respect to which the Company owns directly or indirectly 50 percent or more of such corporation's outstanding capital stock and which the Board designates as an Affiliate.

     1.2. Annuity Starting Date. The Annuity Starting Date has the following
          ---------------------
meanings:

     (a) For payments made on account of Retirement or Severance, the first day of the third month following such Retirement or Severance;

     (b) For payments made on account of death, the first day of the third month following receipt by the Committee of satisfactory proof of death of the Participant;

     (c) For payment of a Change in Control benefit pursuant to Section 6.1, the first day of the third month following the Change in Control.

     1.3. Authorized Leave of Absence.  Either (i) a leave of absence authorized
          ---------------------------
by the Participating Company, in its sole and absolute discretion (the Participating Company is not required to treat different Employees comparably), provided that the Employee returns to a Participating Company within the period specified, or (ii) an absence required to be considered an Authorized Leave of Absence by applicable law.

     1.4. Beneficiary. The beneficiary or beneficiaries designated by a
          -----------
Participant pursuant to Article 9 to receive the benefits, if any, payable on behalf of the Participant under the Plan after the death of such Participant, or when there has been no such designation or an invalid designation, the individual or entity, or the individuals or entities, who will receive such amount.

     1.5. Board. The Board of Directors of the Company.
          -----

     1.6. Change in Control.  Any of the following:
          -----------------

               (a) The acquisition or possession by any person, other than Harrison Family Interests (as defined herein), of beneficial ownership of shares of the Company's capital stock having the power to cast more than 50% of the votes in the election of the Board of Directors of the Company or to otherwise designate a majority of the members of the Board of Directors of the Company; or

               (b) at any time when Harrison Family Interests do not have beneficial ownership of shares of the Company's capital stock having the power to cast more than 50% of the votes in the election of the Board of Directors of the Company or to otherwise designate a majority of the members of the Board of Directors of the Company, the acquisition or possession by any person, other than Harrison Family Interests, of beneficial ownership of shares of the Company's capital stock having the power to cast both (x) more than 20% of the votes in the election of the Board of Directors of the Company and (y) a greater percentage of the votes in the election of the Board of Directors of the Company than the shares beneficially owned by Harrison Family Interests are then entitled to cast; or

          (c) the sale or other disposition of all or substantially all of the business and assets of the Company and its subsidiaries (on a consolidated basis) outside the ordinary course of business in a single transaction or series of related transactions, other than any such sale or disposition to a person controlled, directly or indirectly, by the Company or to a person controlled, directly or indirectly, by Harrison Family Interests that succeeds to the rights and obligations of the Company with respect to the Plan; or

          (d) any merger or consolidation of the Company with another entity in which the Company is not the surviving entity and in which either (x) the surviving entity does not succeed to the rights and obligations of the Company with respect to the Plan or (y) after giving effect to the merger, a "Change in Control" under subparagraph (a) or (b) above would have occurred as defined therein were the surviving entity deemed to be the Company for purposes of subparagraphs (a) and (b) (with appropriate adjustments in the references therein to "capital stock" and "the Board of Directors of the Company" to properly reflect the voting securities and governing body of the surviving entity if it is not a corporation).

For purposes of this definition:

          (i) "Harrison Family Interests" means and includes, collectively, J. Frank Harrison, Jr., his lineal descendants (whether by blood or adoption), any decedent's estate of any of the foregoing, any trust primarily for the benefit of any one or more of the foregoing, any person controlled, directly or indirectly, by any one or more of the foregoing, and any person in which any one or more of the foregoing have a majority of the equity interests;

          (ii) "person" includes an entity as well as an individual, and also includes, for purposes of determining beneficial ownership, any group of persons acting in concert to acquire or possess such beneficial ownership;

          (iii) "beneficial ownership" has the meaning ascribed to such term in Rule 13d-3 of the Securities Exchange Act of 1934;

          (iv) "control" of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person; and

          (v) "subsidiary" of the Company means any person as to which the Company, or another subsidiary of the Company, owns more than 50% of the equity interest or has the power to elect or otherwise designate a majority of the members of its board of directors or similar governing body.

For purposes of this definition, the revocable appointment of a proxy to vote shares of the Company's capital stock at a particular meeting of shareholders shall not of itself be deemed to confer upon the holder of such proxy the beneficial ownership of such shares. If any person other than Harrison Family Interests would (but for this sentence) share beneficial ownership of any shares of the Company's capital stock with any Harrison Family Interests, then such person shall be deemed the beneficial owner of such shares for purposes of this definition only if and to the extent such person has the power to vote or direct the voting of such shares otherwise than as directed by Harrison Family Interests and otherwise than for the benefit of Harrison Family Interests.

     1.7.  Code. The Internal Revenue Code of 1986, as now in effect or as
           ----
hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

     1.8.  Committee. The Compensation Committee of the Board.
           ---------

     1.9.  Company. Coca-Cola Bottling Co. Consolidated, a Delaware corporation,
           -------
and where appropriate any subsidiary thereof, or any entity which succeeds to its rights and obligations with respect to the Plan; provided, however, that for purposes of Section 1.6, "Company" shall mean only Coca-Cola Bottling Co. Consolidated, a Delaware corporation, and any entity which succeeds to its rights and obligations with respect to the Plan.

     1.10. Disability Retirement. A Termination of Employment on account of
           ---------------------
Total Disability which occurs prior to a Participant's Normal Retirement Date.

     1.11. Employee. A person who is a common law employee of a Participating
           --------
Company.

     1.12. ERISA. The Employee Retirement Income Security Act of 1974, as now in
           -----
effect or as hereafter amended. All citations to sections of ERISA are to such sections as they may from time to time be amended or renumbered.

     1.13. Executive Committee.  The Executive Committee appointed by the Board.
           -------------------

     1.14. Normal Form of Benefit. The Normal Form of Benefit is a 20-year
           ----------------------
annuity payable in equal monthly installments. Payments begin on the Annuity Starting Date and continue on the first day of each month thereafter until 240 payments are made.

     1.15. Normal Retirement. A Participant's Termination of Employment, other
           -----------------
than on account of death, on the last day of the month coinciding with or during which the Participant attains age 60.

     1.16. Normal Retirement Date.  The last day of the month coinciding with or
           ----------------------
during which the Participant attains age 60.

     1.17. ORP Accrued Retirement Benefit. A Participant's ORP Accrued
           ------------------------------
Retirement Benefit shall be as stated in the schedule attached to the Participant's ORP Agreement. An example of such a schedule is attached hereto as Exhibit B. The Participant's ORP Accrued Retirement Benefit shall increase with each Year of Plan Participation the Participant completes.

     1.18. ORP Agreement. The Agreement the Participating Company and the
           -------------
Participant enter into pursuant to Article 2.

     1.19. Participating Company. Subject to the provisions of Article 10,
           ---------------------
"Participating Company" means the Company and any Affiliate. Each Participating Company shall be deemed to appoint the Board its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan upon the Company and accept the delegation to the Committee of all the power and authority conferred upon it by the Plan. The authority of the Company to act as such agent shall continue until the Plan is terminated as to the Participating Company. The term "Participating Company" shall be construed as if the Plan were solely the Plan of such Participating Company, unless the context plainly requires otherwise.

     1.20. Plan. The Officer Retention Plan (ORP) of Coca-Cola Bottling Co.
           ----
Consolidated as contained herein and as it may be amended from time to time hereafter.

     1.21. Plan Administrator. The Committee.
           ------------------

     1.22. Postponed Retirement. A Participant's Termination of Employment,
           --------------------
other than on account of death, after the date on which the Participant's Normal Retirement would occur.

     1.23. Retire. The act of taking Retirement.
           ------

     1.24. Retirement. A Participant's Normal Retirement, Postponed Retirement
           ----------
or Disability Retirement.

     1.25. Service. Employment with any Participating Company, including in the
           -------
discretion of the Committee any period during which severance payments are made.

     1.26. Severance. Termination of Employment prior to a Participant's Normal
           ---------
Retirement Date other than on account of Total Disability or death.

     1.27. Surviving Spouse. The survivor of a deceased Participant to whom such
           ----------------
deceased Participant was legally married (as determined by the Committee) immediately before the Participant's death.

     1.28. Termination for Cause. Termination prior to a Change in Control by
           ---------------------
reason of (i) the Employee's commission of an act of embezzlement, dishonesty, fraud, gross neglect of duties, or disloyalty to any Participating Company, (ii) the Employee's commission of a felonious act or other crime involving moral turpitude or public scandal, (iii) the Employee's alcoholism or drug addiction, or (iv) the Employee's improper communication of confidential information about any Participating Company or other conduct committed which the Employee knew or should have known was not in any Participating Company's best interest.

     1.29.  Termination of Employment. The date on which the Participant is no
            -------------------------
longer employed by any Participating Company; and provided, however, that a Termination of Employment shall occur on the earlier of (a) or (b) where:

     (a) is the later of the date as of which (i) the Employee quits, is discharged, terminates employment in connection with incurring a Total Disability, Retirement or death, or (ii) at the discretion of the Committee, the Employee is no longer receiving severance payments; and

     (b) is the first day of absence of an Employee who fails to return to employment at the expiration of an Authorized Leave of Absence.

     1.30. Total Disability.  A physical or mental condition under which the
           ----------------
Participant qualifies as Totally Disabled under the individual disability insurance policy provided for such Participant by the Participating Company; provided, however, if the Participant is not insured by such a policy, the Participant shall be under a Total Disability if the Participant qualifies as totally disabled under the group long-term disability plan of the Participating Company; provided further, however, if the Participant is not covered by such plan or if there is no such plan, the Participant shall be under a Total Disability if, in the opinion of a physician selected by the Committee, the Participant's physical or mental condition totally and permanently prevents the Participant from performing the material duties of the Participant's regular occupation. In determining whether a Participant is totally disabled under a policy of insurance, only the definition of "disabled" or "Totally Disabled" as contained in such policy shall be considered and other requirements such as exclusion for pre-existing conditions or the meeting of a waiting period shall be disregarded. Notwithstanding any other provisions of this Plan, a Participant shall not be considered Totally Disabled if such disability is due to (i) war declared or undeclared or any act of war, (ii) intentionally self-inflicted injuries, (iii) active participation in a riot or (iv) the Participant's intoxication or his illegal use of drugs.

"Totally Disabled" means being under a Total Disability.

     1.31. Year of Plan Participation.  A Participant shall be credited with a
           --------------------------
Year of Plan Participation for the calendar year in which the Participant's participation in the Plan begins if the Participant remains in Service through the end of such calendar year. With respect to each calendar year following the calendar year in which the Participant's participation begins, the Participant shall be credited with a Year of Plan Participation for each such calendar year during which the Participant is in Service for the entirety of such calendar year.

                                  ARTICLE II
                         ELIGIBILITY AND PARTICIPATION

     2.1.  Eligibility.  An Employee (i) who is a member of the Participating
           -----------
Company's "select group of management or highly compensated employees," as defined in Sections 201(2), 301(a) (3) and 401(a) of ERISA, as amended, and (ii) whom the Board designates shall be eligible to become a Participant in the Plan.

     2.2.  Participation.  An Employee who is eligible to become a Participant
           -------------
shall become a Participant upon the execution and delivery of an ORP Agreement substantially in the form attached hereto as Exhibit A.

                                  ARTICLE III
                              RETIREMENT BENEFIT

     3.1.  Retirement Benefit.
           ------------------

     (a)   Eligibility for Retirement Benefit.  Upon a Participant's Normal
           ----------------------------------
Retirement, Postponed Retirement or Disability Retirement, the Participating Company shall pay the Participant the Normal Form of Benefit subject to the conditions and adjustments described in this Section 3.1.

     (b)  Commencement, Form and Amount of Retirement Benefit.
          ---------------------------------------------------

            (1) The present value of the Normal Form of Benefit as of the Annuity Starting Date, determined by using a discount rate of 8 percent per annum, shall equal the ORP Accrued Retirement Benefit the Participant accrued as of the Participant's Retirement.

            (2) Notwithstanding Section 3.1(b)(1) above, if the Committee, in its sole discretion, so approves and directs, the Participating Company shall honor the request of a Participant that the Participant's benefit be paid in a single lump sum or as an annuity for a period certain less than 20 years or at a time starting later than the Annuity Starting Date. To make such a request, the Participant must file a written request with the Committee.

                    (A) If the Committee, in its sole discretion, approves a Participant's request for payment of the benefit in a single lump sum, then an amount equal to the Participant's ORP Accrued Retirement Benefit accrued as of the date of Participant's Retirement shall be paid to the Participant on the Annuity Starting Date.

                    (B) If the Committee, in its sole discretion, approves a Participant's request for payment of the benefit as an annuity for a period certain less than 20 years, then payment shall be made to the Participant beginning on the Annuity Starting Date and continuing on the first day of each month thereafter until expiration of the period certain. The present value of the annuity as of the Annuity Starting Date, determined by using a discount rate of 8% per annum, shall equal Participant's ORP Accrued Retirement Benefit accrued as of the date of Participant's Retirement.

                    (C) If the Committee, in its sole discretion, approves a Participant's request for payment at a time starting later than the Annuity Starting Date, then payment shall be made to the Participant beginning on the date approved and (if an annuity) continuing on the first day of each month thereafter until the expiration of the period certain. If payment is made in a single lump sum, the amount of the lump sum shall equal the amount determined under Section 3.1(b)(2)(A) increased at the rate of 8 percent per annum for the period from the Annuity Starting Date to the date of payment of the single lump sum; provided, however, that no increase shall apply after the Normal Retirement Date. If payment is made by an annuity, the present value of the annuity as of the date payment commences, determined by using a discount rate of 8 percent per annum, shall equal the amount determined under Section 3.1(b)(2)(B) increased at the rate of 8 percent per annum for the period from the Annuity Starting Date to the date payment of the annuity commences; provided, however, that no increase shall apply after the Normal Retirement Date.

     3.2.  Reemployment.  If a Retired Participant again becomes an Employee,
           ------------
such reemployment shall not affect in any way the Participant's Retirement benefit; and unless the

Committee otherwise decides, the Participant shall not accrue any additional benefit under this Plan on account of such reemployment.

                                  ARTICLE IV
                                 DEATH BENEFIT

     4.1.  Amount of Death Benefit Before Payment Begins.  If a Participant dies
           ---------------------------------------------
before receiving any payment under this Plan, the death benefit shall equal the ORP Accrued Retirement Benefit the Participant accrued as of the date of death. In the case of a Participant who prior to his death had incurred a Severance, whether or not reemployed, and unless otherwise waived by the Committee, there shall be a reduction of 50 percent of the amount otherwise payable. (No death benefit shall be paid if the Participant died after a Termination for Cause, because all benefits are forfeited; see Section 7.3.) Notwithstanding the forgoing, if a Participant entitled to a Change in Control benefit under Section
6.1 dies before payment of his Change in Control benefit has begun, the amount of the death benefit shall be determined in Section 6.1(b)(3).

     4.2.  Amount of Death Benefit After Annuity Payments Begin.  If Participant
           ----------------------------------------------------
dies after annuity payments begin but before all payments have been made, the monthly installments remaining shall be paid to the Participant's Beneficiary in a single lump sum, the present value of which shall be determined by using a discount rate of 8 percent per annum applied to the remaining annuity payments.

     4.3.  Form of Benefit.  Payment of all death benefits shall be made in a
           ---------------
single lump sum.

     4.4.  Time of Payment.  The payment shall be made on the Annuity Starting
           ---------------
Date for death benefits (even if the Committee had approved a postponement of payments while the Participant was alive).

                                   ARTICLE V
                               SEVERANCE BENEFIT

     5.1.  Severance Benefit.
           -----------------

     (a)  Eligibility for Severance Benefit.  Upon a Participant's Severance,
          ---------------------------------
the Participating Company shall pay the Normal Form of Benefit subject to the conditions and adjustments described in this Section 5.1.

     (b)  Commencement, Form and Amount of Severance Benefit.
          --------------------------------------------------

     (1) The present value of the Normal Form of Benefit as of the Annuity Starting Date, determined by using a discount rate of 8 percent per annum, shall equal 50 percent of the Participant's ORP Accrued Retirement Benefit as of the date of the Participant's Severance.

     (2) Notwithstanding Section 5.1(b)(1) above, if the Committee, in its sole discretion, so approves and directs, the Participating Company shall honor the request of a Participant that the Participant's benefit be paid in a single lump sum or as an annuity for a period certain less than

20 years or at a time later than the Annuity Starting Date. To make such a request, the Participant must file a written request with Committee.

          (A) If the Committee, in its sole discretion, approves a Participant's request for payment of the benefit in a single lump sum, then an amount equal to 50 percent of the Participant's ORP Accrued Retirement Benefit accrued as of the Participant's date of Severance shall be paid to the Participant on the Annuity Starting Date.

          (B) If the Committee, in its sole discretion, approves a Participant's request for payment of the benefit as an annuity for a period certain less than 20 years, then payment shall be made to the Participant beginning on the Annuity Starting Date and continuing on the first day of each month thereafter until the expiration of the period certain. The present value of the annuity as of the Annuity Starting Date, determined by using a discount rate of 8% per annum, shall equal 50 percent of Participant's ORP Accrued Retirement Benefit accrued as of the Participant's date of Severance.

          (C) If the Committee, in its sole discretion, approves a Participant's request for payment of the benefit at a time later than the Annuity Starting Date, then payment shall be made to the Participant beginning on the date approved and (if an annuity) continuing on the first day of each month thereafter until the expiration of the period certain. If payment is made in a single lump sum, the amount of the lump sum shall equal the amount determined under Section 5.1(b)(2)(A) increased at the rate of 8 percent per annum for the period from the Annuity Starting Date to the date of payment of the single lump sum; provided, however, that no increase shall apply after the Normal Retirement Date. If payment is made by an annuity, the present value of the annuity as of the date payment commences, determined by using a discount rate of 8 percent per annum, shall equal the amount determined under Section 5.1(b)(2)(B) increased at the rate of 8 percent per annum for the period from the Annuity Starting Date to the date payment of the annuity commences; provided, however, that no increase shall apply after the Normal Retirement Date.

     5.2.  Reemployment.   Except as otherwise provided in this Section, if a
           ------------
Severed Participant again becomes an Employee, such reemployment shall not affect in any way the Participant's Severance benefit; and unless the Committee decides otherwise, the Participant shall not accrue any additional benefit under this Plan on account of such reemployment.

                                  ARTICLE VI
                             SPECIAL CIRCUMSTANCES

     6.1.  Change in Control.
           -----------------

     (a)  Eligibility for Change in Control Benefit.  Upon a Change in Control,
          -----------------------------------------
the Participating Company shall pay to each Participant who is an Employee on the date of the Change in Control a Change in Control benefit in lieu of any other benefits to which the Participant may be entitled under the Plan. The Change in Control benefit shall be the Normal Form of Benefit subject to the conditions and adjustments described in Section 6.1(b).

     (b)  Commencement, Form and Amount of Change in Control Benefit.
          ----------------------------------------------------------

            (1) The present value of the Normal Form of Benefit as of the Annuity Starting Date, determined by using a discount rate of 8 percent per annum, shall equal the Participant's CIC Amount. The "CIC Amount" means the ORP Accrued Retirement Benefit that the Participant would have accrued as of his Normal Retirement Date had his Years of Plan Participation continued unbroken through his Normal Retirement Date. (Solely for illustration purposes, the CIC Amount of a Participant whose ORP Accrued Retirement Benefit schedule attached to his ORP Agreement was Exhibit B hereto would be $500,000, irrespective of the plan year or Participant age during which the Change in Control occurred.)

            (2) Notwithstanding Section 6.1(b)(1) above, the Participant (i) may make an election to have his Change in Control benefit paid in a single lump sum or as an annuity for a period certain less than 20 years and (ii) may make an election to have payment of his Change in Control benefit commence at a time later than the Annuity Starting Date. Such election must be made on an election form substantially in the form attached hereto as Exhibit C. In order to be effective, such election must be filed with the Committee by the latest of (i) 365 days before the Change in Control, (ii) June 30, 2001, or (iii) the 60th day after the date on which the Participant commences participation of the Plan by executing his ORP Agreement (but not later than the Change in Control). Any election in effect on the latest of these three dates shall be irrevocable, regardless of whether or not the Participant filed a subsequent election. Any election by a Participant under this Section 6.1(b)(2) does not require Committee approval to be effective.

                    (A) If the Participant elects payment of his Change in Control benefit in a single lump sum, then an amount equal to the Participant's CIC Amount shall be paid to the Participant on the Annuity Starting Date.

                    (B) If a Participant elects payment of his Change in Control benefit as an annuity for a period certain less than 20 years, then payment shall be made to the Participant beginning on the Annuity Starting Date and continuing on the first day of each month thereafter until expiration of the period certain. The present value of the annuity as of the Annuity Starting Date, determined by using a discount rate of 8% per annum, shall equal the Participant's CIC Amount.

                    (C) If a Participant elects to have payment of his Change in Control benefit commence at a time later than the Annuity Starting Date, then payment shall be made to the Participant beginning on the date elected and (if an annuity) continuing on the first day of each month thereafter until the expiration of the period certain. If payment is in a single lump sum, the amount of the lump sum shall equal the Participant's CIC Amount, increased at the rate of 8 percent per annum for the period from the Annuity Starting Date to the date of payment of the single lump sum; provided, however, that no increase shall apply after the Normal Retirement Date. If payment is made by an annuity, the present value of the annuity as of the date payment commences, determined by using a discount rate of

            8 percent per annum, shall equal the Participant's CIC Amount, increased at the rate of 8 percent per annum for the period from the Annuity Starting Date to the date payment of the annuity commences; provided, however, that no increase shall apply after the Normal Retirement Date.

            (3) If a Participant entitled to a Change in Control benefit dies before payment of his Change in Control benefit has begun or been completed, then full payment of the Change in Control benefit as determined under this Section 6.1 shall still be made, and the payment(s) remaining to be paid shall be paid instead to the Participant's Beneficiary in a lump sum on the Annuity Starting Date for death benefits. If payment of the Change in Control benefit had not begun before the Participant's death, the amount of the lump sum shall be the Participant's CIC Amount, increased, if the Participant had elected a benefit commencement date later than the Annuity Starting Date provided in Section 1.2(c), at the rate of 8 percent per annum for the period from said Annuity Starting Date to the Annuity Starting Date for death benefits; provided, however, that no such increase shall apply after the Normal Retirement Date. If payment of the Change in Control benefit had begun before the Participant's death, the amount of the lump sum shall be the present value of the remaining monthly annuity payments shall be as determined in Section 4.2.

     (c) Benefits of other Participants.  If as of the date of a Change in
         ------------------------------
Control a Participant is not entitled to a Change in Control benefit under the preceding provisions of this Section 6.1 but is entitled to one or more future payments under Article III (Retirement) or Article V (Severance), such benefits shall be paid when, as and in the amount(s) provided in Article III or V (as applicable) and Article IV (if he dies before all benefit payments have been made). If as of the date of a Change in Control any death benefit remains to be paid with respect to a deceased Participant, such death benefit shall be paid when, as and in the amount provided in Article IV.

     6.2.  Acceleration and Enlargement of Benefits.  Notwithstanding any
           ----------------------------------------
provision in this Plan to the contrary, the Board shall have the right prior to (but not after) a Change in Control to unilaterally accelerate payment of and/or increase the amount of any benefit for any Participant or Beneficiary.

                                  ARTICLE VII
                                  CONDITIONS

     7.1.  Suicide.  Notwithstanding any provision in this Plan to the contrary,
           -------
if any Participant dies as a result of suicide within 30 months of entering into an ORP Agreement, then the Participant's benefits under the Plan shall be forfeited, and no benefit shall be paid to the Participant's Beneficiary.

     7.2.  Noncompetition.  In the event a Participant, during the period of his
           --------------
employment and for three (3) years following the Termination of Employment for any Cause or without Cause, (i) directly or indirectly, engages in the same or similar line of business carried on by any Participating Company in any territory in which any Participating Company is doing business during the period of one (1) year preceding the Participant's Termination of Employment, (ii) directly or indirectly, either for his own account or for the account of any other person or entity, hires, solicits or attempts to persuade any employee, agent or consultant of any Participating Company to terminate or alter his relationship with any Participating Company to any Participating Company's detriment, or (iii) persuades, encourages or causes, directly or indirectly, any supplier or customer of any Participating Company, including but not limited to any supplier or customer with whom Participant had or has material contacts in the course of his employment with any Participating Company, to terminate his relationship with any Participating Company or divert any business from any Participating Company, then the Participant shall forfeit any benefit to which the Participant may be entitled hereunder and within 30 days of a written request of the Company shall reimburse the Company for any benefit paid to Participant hereunder. This Section 7.2 shall not apply to any actions which occur after both a Participant's Termination of Employment and a Change in Control.

     7.3. Forfeiture for Cause.  Notwithstanding any provision in this Plan to
          --------------------
the contrary, a Participant shall forfeit all rights to any benefits under this Plan if the Participant is Terminated for Cause by any Participating Company.

                                 ARTICLE VIII
                          ADMINISTRATION OF THE PLAN

     8.1. Powers and Duties of the Committee.  The Committee shall have general
          ----------------------------------
responsibility for the administration of the Plan (including but not limited to complying with reporting and disclosure requirements and establishing and maintaining Plan records). In the exercise of its sole and absolute discretion, the Committee shall interpret the Plan's provisions and, subject to the Board's approval, determine the eligibility of individuals for benefits.

     8.2. Agents.  The Committee may engage such legal counsel, certified public
          ------
accountants and other advisers and service providers, who may be advisers or service providers for one or more Participating Companies, and make use of such agents and clerical or other personnel, as it shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of any legal counsel or accountants engaged by the Committee, and may delegate to any such agent or to any subcommittee or member of the Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Committee.

     8.3. Reports to Board.  The Committee shall report to the Board or to the
          ----------------
Executive Committee as frequently as the Board or the Executive Committee shall specify, with regard to the matters for which the Committee is responsible under the Plan.

     8.4. Structure of Committee.  No member of the Committee shall be entitled
          ----------------------
to act on or decide any matter relating solely to such member or any of such member's rights or benefits under the Plan. In the event the Committee is unable to act in any matter by reason of the foregoing restriction, the Board shall act on such matter. The members of the Committee shall not receive any special compensation for serving in the capacity as members of the Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by ERISA, no bond or other security shall be required of the Committee or any member thereof in any jurisdiction. Any member of the Committee, any subcommittee or agent to whom the Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity with respect to the Plan.

     8.5. Adoption of Procedures of Committee.  The Committee may establish its
          -----------------------------------
own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting. The Committee may also act without meeting by unanimous written consent.

     8.6. Instructions for Payments.  All requests of or directions to any
          -------------------------
Participating Company for payment or disbursement shall be signed by a member of the Committee or such other person or persons as the Committee may from time to time designate in writing. This person shall cause to be kept full and accurate accounts of payments and disbursements under the Plan.

     8.7. Claims for Benefits.  All claims for benefits under the Plan shall be
          -------------------
submitted in writing to the Committee. Within a reasonable period of time the Committee shall decide the claim by majority vote. Written notice of the decision on each such claim shall be furnished within 90 days after receipt of the claim; provided that, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial 90-day period indicating the special circumstance requiring an extension. If the claim is wholly or partially denied, such written notice shall set forth an explanation of the specific findings and conclusions on which such denial is based. A claimant may review all pertinent documents and may request a review by the Board of such a decision denying the claim. Such a request shall be made in writing and filed with the Board within 60 days after delivery to said claimant of written notice of said decision. Such written request for review shall contain all additional information which the claimant wishes the Board to consider. The Board may hold any hearing or conduct any independent investigation which it deems necessary to render its decision, and the decision on review shall be made as soon as practicable after the Board's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt by the Board of a request for review; unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and the claimant shall be so notified in writing. Written notice of the decision on review shall include specific reasons for such decision. For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested parties as to participation and benefit eligibility, and as to any other matter of fact or interpretation relating to the Plan.

     8.8. Hold Harmless.  To the maximum extent permitted by law, no member of
          -------------
the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in such member's capacity as a member of the

Committee nor for any mistake of judgment made in good faith; and each Participating Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Committee and each other officer, employee, or director of any Participating Company to whom any duty or power relating to the administration or interpretation of the Plan against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of any Participating Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith or such indemnification is contrary to law.

     8.9.  Service of Process.  The Secretary of the Company or such other
           ------------------
person designated by the Board shall be the agent for service of process under the Plan.

     8.10. Benefit Election Procedures.  The Committee shall establish, and may
           ---------------------------
alter, amend and modify from time to time, the procedures pursuant to which Participants (and Beneficiaries) may make their respective elections, requests and designations under the Plan. The Committee shall also establish the election, request and designation forms that Participants and Beneficiaries must use for such purposes. No election, request or designation by a Participant or a Beneficiary shall be effective unless and until it has been executed and delivered to the Committee (or its authorized representative) and has also satisfied any other conditions or requirements that may apply to such election, request or designation under any other applicable provision of the Plan.

                                  ARTICLE IX
                         DESIGNATION OF BENEFICIARIES

     9.1.  Beneficiary Designation.  Every Participant shall file with the
           -----------------------
Committee a written designation (in substantially the form attached hereto as Exhibit D) of one or more persons as the Beneficiary who shall be entitled to receive the benefits, if any, payable under the Plan after the Participant's death. A Participant may from time to time revoke or change such Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death; and in no event shall it be effective as of any date prior to such receipt. All decisions of the Committee concerning the effectiveness of any Beneficiary designation and the identity of any Beneficiary shall be final. If a Beneficiary dies after the death of the Participant and prior to receiving all payments that would have been made to such Beneficiary had such Beneficiary's death not occurred, and if no contingent Beneficiary has been designated, then for the purposes of the Plan any remaining payments that would have been received by such Beneficiary shall be made to the Beneficiary's estate.

     9.2.  Failure to Designate Beneficiary.  If no Beneficiary designation is
           --------------------------------
in effect at the time of the Participant's death (including a situation where no designated Beneficiary is alive or in existence at the time of the Participant's death), the benefits, if any, payable under the Plan after the Participant's death shall be made to the Participant's Surviving Spouse, if any, or if the Participant has no Surviving Spouse, to the Participant's estate. If the Committee is in doubt as to the right of any person to receive such benefits, the Committee may direct the Participating Company to withhold payment, without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Participating Company to pay any such amount into any court of appropriate jurisdiction; and such payment shall be a complete discharge of the liability of the Participating Company therefor.

                                   ARTICLE X
                      WITHDRAWAL OF PARTICIPATING COMPANY

     10.1.  Withdrawal of Participating Company.  A Participating Company (other
            -----------------------------------
than the Company) may withdraw from participation in the Plan by giving the Board prior written notice approved by resolution by its board of directors or similar governing body specifying a withdrawal date, which shall be the last day of a month at least 30 days subsequent to the date on which notice is received by the Board. The Participating Company shall withdraw from participating in the Plan if and when it ceases to be either a division of the Company or an Affiliate. The Board may require the Participating Company to withdraw from the Plan, as of any withdrawal date the Board specifies.

     10.2.  Effect of Withdrawal.  A Participating Company's withdrawal from the
            --------------------
Plan shall not in any way reduce or otherwise affect benefits accrued as of the date of withdrawal. With respect to former Employees, "accrued benefits" are benefits to which the former Employees are entitled under the provisions of the Plan as the provisions existed immediately before the withdrawal. With respect to Employees, "accrued benefits" are the benefits to which the Employees would be entitled under the provisions of the Plan as the provisions existed immediately before the withdrawal if their employment had terminated (other than on account of death or Total Disability) on the day before the withdrawal.

     Withdrawal from the Plan by any Participating Company shall not in any way affect any other Participating Company's participation in the Plan.

                                  ARTICLE XI
                     AMENDMENT OR TERMINATION OF THE PLAN

     11.1.  Right to Amend or Terminate Plan.
            --------------------------------

     (a) Subject to Section 11.1(c), the Board reserves the right at any time to amend or terminate the Plan, in whole or in part, and for any reason and without the consent of any Participating Company, Participant, or Beneficiary. Each Participating Company by its participation in the Plan shall be deemed to have delegated this authority to the Board.

     (b) Subject to Section 11.1(c), the Committee may adopt any ministerial and nonsubstantive amendment which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan. Each Participating Company by its participation in the Plan shall be deemed to have delegated this authority to the Committee.

     (c) In no event shall an amendment or termination reduce or otherwise affect benefits accrued as of the date of the amendment or termination. With respect to former Employees,

"accrued benefits" are benefits to which the former Employees are entitled under the provisions of the Plan as the provisions existed immediately before the amendment or termination. With respect to Employees, "accrued benefits" are the benefits to which the Employees would be entitled under the provisions of the Plan as the provisions existed immediately before the amendment or termination if their employment had terminated without Cause (other than on account of death or Total Disability and without the 50% reduction on account of Severance) on the day before the amendment or termination. Not in limitation of the foregoing, from and after the date of a Change in Control no amendment or termination may be made to the Plan that, without the express written consent of the affected Participant or Beneficiary (as the case may be), directly or indirectly changes the amount, time or method of payment of (i) any Change in Control benefits resulting from the Change in Control or (ii) any Retirement benefit, Severance benefit, death benefit or other benefits that had accrued by the date of the Change in Control.

     11.2.  Notice.  Notice of any amendment or termination of the Plan shall be
            ------
given by the Board or the Committee, whichever adopts the amendment, to the other and to all Participating Companies.

                                  ARTICLE XII
                      GENERAL PROVISIONS AND LIMITATIONS

     12.1.  No Right to Continued Employment.  Nothing contained in the Plan
            --------------------------------
shall give any Employee the right to be retained in the employment of any Participating Company or affect the right of any such employer to dismiss any Employee with or without Cause. The adoption and maintenance of the Plan shall not constitute a contract between any Participating Company and Employee or consideration for, or condition of, the employment of any Employee. Unless an Employee has a written contract of employment executed by a duly authorized representative of a Participating Company, such Employee is an "employee at will."

     12.2.  Payment on Behalf of Payee.  If the Committee finds that any person
            --------------------------
to whom any amount is payable under the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment due such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to such person's spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and every Participating Company.

     12.3.  Nonalienation.  No interest, expectancy, benefit, payment, claim or
            -------------
right of any Participant or Beneficiary under the Plan shall be (a) subject in any manner to any claims of any creditor of the Participant or Beneficiary, (b) subject to the debts, contracts, liabilities or torts of the Participant or Beneficiary or (c) subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If any person attempts to take any action contrary to this Section, such action shall be null and void and of no effect; and the Committee and the Participating Company shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof. If any Participant or Beneficiary hereunder becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate; and in such event, the Committee may hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary or the spouse, children, or other dependents of the Participant or Beneficiary, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper.

     12.4.  Missing Payee.  If the Committee cannot ascertain the whereabouts of
            -------------
any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee or any Participating Company and within three months after such mailing such person has not made written claim therefore, the Committee if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof forfeited; and upon such cancellation, the Participating Company shall have no further liability therefore, except that, in the event such person later notifies the Committee of such person's whereabouts and requests the payment or payments due to such person under the Plan, the amounts otherwise due but unpaid shall be paid to such person without interest for late payment.

     12.5.  Required Information.  Each Participant shall file with the
            --------------------
Committee such pertinent information concerning himself or herself, such Participant's Beneficiary, or such other information as the Committee may specify; and no Participant, Beneficiary, or other person shall have any rights or be entitled to any benefits under the Plan unless such information is filed by or with respect to the Participant.

     12.6.  No Trust or Funding Created.  The obligations of each Participating
            ---------------------------
Company to make payments hereunder shall constitute a liability of such Participating Company to a Participant or Beneficiary, as the case may be. Such payments shall be made from the general funds of the Participating Company; and the Participating Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payment shall be made; and neither a Participant nor a Beneficiary shall have any interest in any particular asset of the Participating Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between any Participating Company and a Participant or any other person. The rights and claims of a Participant or a Beneficiary to a benefit provided hereunder shall have no greater or higher status than the rights and claims of any other general, unsecured creditor of any Participating Company.

     12.7.  Binding Effect.  Obligations incurred by any Participating Company
            --------------
pursuant to this Plan shall be binding upon and inure to the benefit of such Participating Company, its successors and assigns, and the Participant and the Participant's Beneficiary.

     12.8.  Merger or Consolidation.  In the event of a merger or a
            -----------------------
consolidation by any Participating Company with another corporation, or the acquisition of substantially all of the assets or outstanding stock of a Participating Company by another corporation, then and in such event the obligations and responsibilities of such Participating Company under this Plan shall be assumed by any such successor or acquiring corporation; and all of the rights, privileges and benefits of the Participants and Beneficiaries hereunder shall continue.

     12.9.  Entire Plan.  This document, any written amendments hereto and the
            -----------
ORP Agreements contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

     12.10. Withholding.  Every Participating Company shall withhold from
            -----------
benefit payments all taxes required by law and shall withhold from other compensation such other taxes as may be imposed on ORP Accrued Retirement Benefits prior to their distribution.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this _____ day of ______________ , 2001.

                              COCA-COLA BOTTLING CO. CONSOLIDATED



                              By:_______________________________________________
                                 Executive Vice President and Assistant to the Chairman
[Corporate Seal]

ATTEST:

____________________________
Secretary